UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a–101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a–12

MGT Capital Investments, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 19, 2017

The Notice of Annual Meeting, Proxy Statement and

Annual Report on Form 10–K are available at:

www.proxyvote.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 19, 2017

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting (the “Meeting”) of the stockholders of MGT Capital Investments, Inc. (the “Company”), a Delaware corporation, will be held beginning at 10 a.m. EST on December 19, 2017, at the Company’s offices located at 512 S. Mangum Street, Suite 408, Durham, NC 27701 for the following purposes:

1.	To elect four (4) nominees named in the attached proxy statement as directors to be elected for the term provided herein and until their successors have been elected and qualified;

2.	To ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017;

3.	To authorize the Board of Directors, without further action of the stockholders, to amend the Company’s Restated Certificate of Incorporation to increase the Company’s authorized common stock (“Common Stock”) from 75,000,000 shares to 200,000,000 shares;

4.	To authorize the Board of Directors, without further action of the stockholders, to implement a reverse split of the Company’s Common Stock, at a ratio within the range of 1–for–2 to 1–for–7 at any time after the Annual Meeting, but before the 2018 annual meeting of stockholders;

5.	To take a non-binding advisory vote to approve the compensation paid to the executive officers listed below (“Say on Pay”);

6.	To take a non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years (“Say on Frequency”); and

7.	To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s Common Stock at the close of business on October 25, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission (the “Commission”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet instead of mailing a printed copy of these materials to each such stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by email or over the Internet. If you receive the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice. You may wish to provide your response electronically through the Internet by following the instructions set out on the enclosed Proxy Card. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

All stockholders are cordially invited to attend the Meeting in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

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STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE

ENCLOSED PROXY CARD VIA EMAIL OR MAIL.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By Order of the Board of Directors,

/s/ Robert B. Ladd
Robert B. Ladd
President, Chief Executive Officer and Director

Dated: October 26, 2017

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MGT Capital Investments, Inc.

512 S. Mangum Street, Suite 408

Durham, NC 27701

PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

To be held on December 19, 2017

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of MGT Capital Investments, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Company’s 2017 Annual Meeting of Stockholders to be held on December 19, 2017, and at any postponements or adjournment thereof (the “Meeting “). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of common stock, $0.001 par value per share (“Common Stock”), or preferred stock, $0.001 par value per share (“Preferred Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card. We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose Common Stock is not registered in the owner’s name, but in the name of such banks or brokerage houses. Solicitation of proxies may also be made personally, or by telephone, facsimile or e–mail, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information concerning the proxy materials and the meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully. The following Proposals will be considered and voted upon at the Meeting: (1) to elect four (4) directors, each such director to serve until the 2018 Annual Meeting of the Company’s stockholders and until his/her successor is duly elected and qualified or until his/her earlier resignation, removal or death; (2) to ratify the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017; (3) to authorize the Board of Directors to amend the Company’s Restated Certificate of Incorporation to increase the Company’s authorized Common Stock from 75,000,000 shares to 200,000,000 shares; (4) to authorize the Board of Directors to implement a reverse split of the Company’s Common Stock, at a ratio within the range of 1–for–2 to 1–for–7 at any time after the Annual Meeting, but before the 2018 annual meeting of stockholders; (5) to take a non-binding advisory vote on Say on Pay; (6) to take a non-binding advisory vote on Say on Frequency; and (7) to transact such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

Voting procedures and vote required

Only stockholders of record of the Common Stock at the close of business on October 25, 2017 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were 48,524,481 shares of the Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. In addition, as of June 30, 2017, the Company had no shares of Series A Preferred Stock outstanding, which have the right to vote on all matters to be presented to the Stockholders on a one for one basis. Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person. Anyone delivering a proxy card may revoke it at any time before it is exercised by giving our Chief Executive Officer, Robert Ladd, written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person.

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Robert B. Ladd is named as a proxy in the proxy statement. Mr. Ladd is our President and Chief Executive Officer and is also a member of our Board of Directors. Mr. Ladd will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Annual Meeting, including the election of directors, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy card holders. In addition, the proxy card holders may vote, in their discretion, with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the issued and outstanding shares of the Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with our Certificate of Incorporation, as restated; our By–laws, as amended and restated; and applicable law, the election of four (4) directors (Proposal 1) shall be by a plurality of the votes cast; the increase in the Company’s authorized Common Stock (Proposal 3) and the reverse split (Proposal 4) shall be by a majority of the outstanding stock entitled to vote at a duly called meeting. In addition, the ratification of the appointment of RBSM LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2017 (Proposal 2), the advisory vote on each of the Say on Pay proposal (Proposal 5) and the Say on Frequency proposal (Proposal 6) will be approved if the votes cast in favor of the proposal by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting at which a quorum is present exceed the votes cast against each of the proposals. Because your vote on the Proposals 2, 5 and 6 is advisory, it will not be binding on the Board or the Company. However, the Audit Committee of the Board will consider the outcome of the vote on Proposal 2 at reelection of the independent audit firm. The Compensation Committee of the Board will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements. Additionally, the vote on Proposal 6 is not binding on the Board or the Compensation Committee, and the Company may determine to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Any other matter taken during the Meeting, and approval of an adjournment of the Meeting (Proposal 7), requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

Shares of Common Stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as votes cast in the election of directors and will have no effect on the election of directors except to the extent that they affect the total votes received by a candidate. Abstentions will have no effect on Proposal 2, Proposal 5 or Proposal 6. On matters other than the election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder. A “broker non–vote” occurs when a broker lacks discretionary voting power to vote on a “non–routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether matters presented at the Annual Meeting are “routine” or “non–routine” in nature. As the result of a recent rule change, the election or re–election of directors is no longer considered a “routine” matter. Beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on the election of directors. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election of directors.

The proposal to approve the appointment of RBSM LLP as the Company’s Independent Registered Public Accountant for the fiscal year ending December 31, 2017 (Proposal 2) is currently considered a “routine” matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. The proposal to elect four (4) directors (Proposal 1), the increase in the Company’s authorized Common Stock (Proposal 3), the proposal to authorize the Board of Directors to implement a reverse stock split (Proposal 4), the Say on Pay proposal (Proposal 5) and the Say on Frequency proposal (Proposal 6) are deemed to be non–routine. Accordingly, if you do not instruct your broker how to vote with respect to Proposal 1, 3, 4, 5 and 6, your broker may not vote with respect to these proposals and those votes will be counted as “broker non–votes.” Broker non–votes are counted for purposes of determining a quorum, but will have no effect on any of those non-routine proposals.

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If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement. You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted.

Internet voting option for “registered” holders only

Registered stockholders have four voting options: (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; (3) casting a vote on the Internet for such shares; or (4) casting a vote by email for such shares. Instructions for voting electronically are found on your Notice of Internet Availability and/or Proxy Ballot.

This proxy statement is furnished with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s offices located at 512 S. Mangum Street, Suite 408, Durham, NC 27701, on December 19, 2017 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. To receive directions to the annual meeting, please call (914) 630–7430.

Stockholders of record can vote on the Internet, by email, by mail or by attending the annual meeting and voting by ballot as described below. On or about November 9, 2017, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders advising them that they can access this proxy statement, the 2016 Annual Report and voting instructions over the Internet at www.proxyvote.com. You may then access these materials and vote your shares over the Internet. Please keep the Notice for your reference through the meeting date.

Alternatively, you may request that a printed copy of the proxy materials be mailed to you for this meeting. If you want to receive a paper copy of the proxy materials, you may request one by calling the fulfillment line at 1-800-579-1639, or by sending an email to Sendmaterial@proxyvote.com with “Proxy Materials Order” in the subject line and in the body of the message include your full name, address, and request. There is no charge to you for requesting a copy. Please make your request for a copy on or before November 19, 2017, to facilitate timely delivery. If you request a paper copy of the proxy materials, you may vote by mail by completing and returning the proxy card you will receive in response to your request or you may vote by the Internet or email.

We encourage you to vote your shares through our Internet voting option. You can vote on the Internet by following the instructions in the notice that was mailed to you. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 9:30 a.m. Eastern Time on December 19, 2017. If you vote on the Internet, you do not need to return your proxy card.

Please note: if you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to the Notice that was mailed to you by your bank, broker or other holder of record to see which voting options are available to you and for instructions on how to vote your shares and how to request a printed copy of the proxy materials.

If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed envelope that will be provided to you in response to your request, even if you plan to attend the annual meeting. Postage need not be affixed to the envelope if mailed within the United States. The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested. If you attend the annual meeting and vote in person, your proxy card will not be used.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations by telephone at (919) 973–0954. This will assist us with meeting preparations. You also can obtain directions to the meeting by calling this number. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the meeting.

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If you vote by Internet or email, please do not mail your proxy card.

Additional information

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1–800–SEC–0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such materials can be obtained from the public reference section of the Commission at prescribed rates.

Our principal executive office is located at:

512 S. Mangum Street, Suite 408

Durham, NC 27701

Telephone Number: (914) 630–7430

Fax Number: (914) 630–7532

SPECIAL NOTE REGARDING FORWARD–LOOKING STATEMENTS

This Proxy Statement contains “forward–looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward–looking statements. These forward–looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10–K for the fiscal year ended December 31, 2016. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward–looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward–looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward–looking statements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Meeting, the following four (4) individuals will be re–elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified: H. Robert Holmes, Robert B. Ladd, Michael Onghai and Nolan Bushnell. Of these individuals, H. Robert Holmes, Michael Onghai and Nolan Bushnell are considered independent directors. Management has no reason to believe any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of election, unless the stockholder withholds authority from voting, the proxies will be voted “FOR” any nominee who shall be designated by the present Board of Directors (the “Board”) to fill such vacancy. Alternatively, the Board may reduce the size of the Board.

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Information about each of the nominees for election as Director of the Company is set forth below.

Name	Age	Position
H. Robert Holmes	73	Chairman of the Board, Chairman of the Nomination and Compensation Committee, Audit Committee Member, Independent Director
Michael Onghai	47	Chairman of the Audit Committee, Nomination and Compensation Committee Member, Independent Director
Robert B. Ladd	59	President, Chief Executive Officer, Interim Chief Financial Officer and Director
Nolan Bushnell	74	Audit Committee and Nomination and Compensation Committee Member, Independent Director

Directors are elected based on experience, qualifications and in accordance with the Company’s by–laws to serve until the next annual stockholders meeting and until their successors are elected in their stead. There are no family relationships between any director and any other director or executive officer of the Company.

H. Robert Holmes was elected as a director in May 2012. From 2008 to 2013, Mr. Holmes served on the board of Dejour Energy Inc. Mr. Holmes was the founder and general partner of Gilford Partners Hedge Fund. From 1980–1992, Mr. Holmes was the Co–Founder and President of Gilford Securities, Inc. Previously, Mr. Holmes served in various positions with Paine Webber and Merrill Lynch. Mr. Holmes has served on the Board of Trustees North Central College in Naperville, IL; Board of Trustees of Sacred Heart Schools, Chairman of Development Committee, in Chicago, IL; Board of Trustees of Crested Butte Academy where he was Chairman of Development Committee; and the Board of Trustees Mary Wood Country Day School, Rancho Mirage, CA. The board believes that Mr. Holmes has the experience, qualifications, attributes and skills necessary to serve as a director because of his years of business experience and service as a director for many institutions over his career.

Michael Onghai was appointed a director in May 2012. Mr. Onghai has been the CEO of LookSmart (OTC:LKST), since February 2013. He has been the founder and Chairman of AppAddictive, an advertising and social commerce platform since July 2011. Mr. Onghai is the President of Snowy August Management LLC, a special situations fund concentrating on the Asian market, spin–offs and event–driven situations. Mr. Onghai is the founder of Stock Sheet, Inc., and Daily Stocks, Inc. – the web’s early providers of financial information and search engine related content for financial information. Mr. Onghai has founded several other internet technology companies for the last two decades. Mr. Onghai is an advisor to several internet incubators and is a panelist who advises FundersClub on which companies to accept for its pioneering venture capital platform. Mr. Onghai has earned his designation as a Chartered Financial Analyst (2006) and holds a B.S. in Electrical Engineering and Computer Science from the University of California, Los Angeles and graduated from the Executive Management Certificate Program in Value Investing (The Heilbrunn Center for Graham & Dodd Investing) Graduate School of Business at Columbia Business School. The board believes that Mr. Onghai has the experience, qualifications, attributes and skills necessary to serve as a director and chairman of the Audit Committee because of his years of business experience and financial expertise.

Robert B. Ladd joined the Company in December 2010 as a Director. He was named Interim President and CEO in February 2011, and appointed President and CEO in January 2012. Mr. Ladd is the Managing Member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships, including Laddcap Value Partners LP. Prior to forming his investment partnership in 2003, Mr. Ladd was a Managing Director at Neuberger Berman, a large international money management firm catering to individuals and institutions. From 1992 through November 2002, Mr. Ladd was a portfolio manager for various high net worth clients of Neuberger Berman. Prior to this experience, Mr. Ladd was a securities analyst at Neuberger from 1988 through 1992. Mr. Ladd currently serves as a director of Pyxis Tankers Inc. (NASDAQ:PXS). Mr. Ladd is a former Director of InFocus Systems, Inc. (NASDAQ – INFS, 2007 to 2009), and served on the board of Delcath Systems, Inc. (NASDAQ – DCTH, 2006–2012). Mr. Ladd received a B.S. in Economics from the University of Pennsylvania’s Wharton School in 1980 and an MBA from Northwestern University’s Kellogg School in 1982. He also earned his designation as a Chartered Financial Analyst in 1986. Based on Mr. Ladd’s familiarity with the Company in serving as our Chief Executive Officer since 2011 and his overall background and experience as an executive in the financial industry, the Nominating Committee of the Board concluded that Mr. Ladd has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board.

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Nolan Bushnell is a technology pioneer who is best known as the founder of the Atari Corporation and Chuck E. Cheese. Bushnell has also founded more than 20 companies during his career, including Catalyst Technologies, the first technology incubator; ByVideo, the first online ordering system; Etak, the first digital navigation system; UWink, the first touchscreen menu ordering and entertainment system; and BrainRush, an educational software company. Bushnell also served as a director on the boards of Wave Systems Corporation, a developer and distributor of hardware–based digital security products, and of AirPatrol Corporation/Sysorex (SYRX), which makes indoor positioning systems. He was also on the board of directors at Neoedge Networks, a technology and in–game advertising company that enabled casual game publishers to deliver television–like commercials within their products. The board believes that Mr. Bushnell has the experience, qualifications, attributes and skills necessary to serve as a director Committee because of his years of business experience and service as a director for many companies over his career.

Votes required

Our Certificate of Incorporation, as restated, does not authorize cumulative voting. Delaware law and our Bylaws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee will not be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Board of directors

The Board oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day–to–day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and Committee meetings. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Arrangements relative to appointment as director

Pursuant to an Amended and Restated Securities Purchase Agreement dated December 9, 2010 between the Company and Laddcap Value Partners LP (“Laddcap”), Laddcap purchased 195,000 shares of the Company’s Common Stock for $1,000. The Company appointed Robert B. Ladd, the managing member of Laddcap, as a director to fill a vacancy.

Director independence

Each of the Company’s current independent directors: H. Robert Holmes, Michael Onghai and Nolan Bushnell are considered independent under Section 6 of OTCQB Standards, with which the Company must comply. Following the Annual Meeting, and assuming they are re–elected, Mr. Holmes, Mr. Onghai and Mr. Bushnell will still be considered independent.

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Stockholder communications with directors

Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 512 S. Mangum Street, Suite 408, Durham, NC 27701. All stockholder communications will be forwarded to each individual member of the Board.

Involvement in certain legal proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to any director, director nominee or executive officer:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed suspended or vacated;

(5) being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) any federal or state securities or commodities law or regulation;

(ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease–and–desist order, or removal or prohibition order; or

(6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self–regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent, exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

Corporate code of ethics

On June 25, 2012, the Board of Directors revised the Code of Conduct and Ethics, which applies to all directors and employees including the company’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. Prior to June 25, 2012, the Company’s employees and directors were subject to the previous Code of Ethics adopted by the Board of Directors on December 28, 2007.

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Copies of the Code of Business Conduct and Ethics, the Anti–Fraud Policy, the Whistleblowing Policy and the MGT Share Dealing Code can be obtained, without charge by writing to the Chief Executive Officer at MGT Capital Investments, Inc., 512 S. Mangum Street, Suite 408, Durham, NC 27701, or through our corporate website at www.mgtci.com.

Board committees

Our Board of Directors has two standing committees of the Board: an Audit Committee and a Nominations and Compensation Committee. As of October 13, 2017, the members of these committees are:

Audit Committee	Nominations and Compensation Committee
Michael Onghai, Chairman	H. Robert Holmes, Chairman
H. Robert Holmes	Michael Onghai
Nolan Bushnell	Nolan Bushnell

Audit Committee

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company’s internal and independent auditors. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to Stockholders, the Company’s processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor.

Nominations and Compensation Committee

The Nominations and Compensation Committee’s role is to discharge the Board’s responsibilities relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans. The Nomination and Compensation Committee shall also appoint nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual stockholders meetings, to review, evaluate and recommend changes to the Company’s corporate governance policies, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues or significance to the Company and its stakeholders.

Audit Committee and Audit Committee financial expert

On November 25, 2004, the Company’s Board of Directors established an Audit Committee to carry out its audit functions. Currently, our Audit Committee consists of Mr. Onghai, Mr. Holmes and Mr. Bushnell.

The Company’s Board of Directors has determined that Michael Onghai, an independent director, is the Audit Committee financial expert, as defined in Regulation S–K promulgated under the Securities and Exchange Act of 1934, serving on its Audit Committee.

Assuming the nominees for director are re–elected at the meeting, Mr. Onghai is anticipated to serve as the chairman of the Audit Committee and as the Audit Committee financial expert.

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Director compensation for 2016

The following table sets forth the compensation of persons who served as a member of our Board of Directors during all or part of 2016, other than Robert B. Ladd and John McAfee, whose compensations are discussed under “Executive Compensation” below and neither of whom is separately compensated for the Board service.

Name	Fees earned or paid in cash (in thousands)		Stock awards (in thousands)		All other compensation		Total (in thousands)
H. Robert Holmes		$30		$275		$-		$305
Michael Onghai		$25		$206		$-		$231
Joshua Silverman [1]	$		$		$		$
Nolan Bushnell [2]		$14		$-		$-		$14

[1] Mr. Silverman resigned from the Board of Directors on May 6, 2016.

[2] Mr. Bushnell was appointed as a member of the Board of Directors on June 7, 2016.

Directors are reimbursed for their out–of–pocket expenses incurred in connection with the performance of Board duties.

Independent director compensation

Each independent director receives annual cash compensation of $20,000. Further, independent directors collectively receive $5,000 as total compensation for committee services. The Chairman of the Board receives an additional $5,000 for his role as Chairman. For fiscal year 2017, the Company does not propose any change in compensation for the independent directors.

EXECUTIVE OFFICERS

Certain information regarding our Executive Officers is provided below:

Name	Age	Position
Robert B. Ladd	59	President, Chief Executive Officer and Interim Chief Financial Officer
John McAfee	72	Former Chief Executive Officer

Officers are appointed by the Board and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board. There are no family relationships among our Directors or Executive Officers.

EXECUTIVE COMPENSATION

Compensation policies and practices and risk management; Compensation committee

The Board considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Board does not see them as encouraging risk taking. We also provide named executive officers and other senior managers with long–term equity awards to help further align their interests with our interests and those of our stockholders. The Board believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long–term value and are subject to vesting schedules to help ensure that executives and senior managers have significant value tied to our long–term corporate success and performance.

The Board believes that our compensation philosophy and programs encourage employees to strive to achieve both short– and long–term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. The Board has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

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In addition, our Compensation Committee undertakes such analyses and makes such determinations as it deems appropriate. In addition, the Compensation Committee makes decisions regarding the levels of compensation for each of our executive officers.

Summary compensation table

The following table summarizes Fiscal Years 2016 and 2015 compensation for services in all capacities of the Company’s named executive officer and other individuals:

Name	Principal Position	Year	Salary (in thousands)	Bonus (in thousands)	Stock awards (in thousands) (1)	All other compensation (in thousands)	Total compensation (in thousands)
Robert B. Ladd	President, Chief Executive Officer and	2016	$219	$150	$9,544	$-	$9,913
	Interim Chief Financial Officer (2)	2015	$238	$-	$50	$-	$288
John McAfee	Chief Executive Officer (3)	2016	-	-	$7,699	-	$7,699

(1)	This column discloses the dollar amount of the aggregate grant date fair value of restricted stock granted in the year. The grant date fair value vests over a 24-month term.

(2)	Mr. Ladd was appointed Interim Chief Financial Officer on December 8, 2015 and reappointed Chief Executive Officer on August 16, 2017.

(3)	Mr. McAfee was officially appointed as the Executive Chairman on September 9, 2016 and as the Chief Executive Officer on November 18, 2016. Mr. McAfee resigned from both positions on August 15, 2017.

Grants of Plan–Based Awards

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the year ended December 31, 2016.

Name	Grant Date	All Equity Awards: Number of Securities (#)(in thousands)(1)	Grant Date Fair Value of Securities Awards (in thousands) (2)
Robert Ladd	07/07/2016	2,000	$9,544
	10/07/2015	200	$50
John McAfee	05/09/2016	6,000	$7,699

(1)	The grant date fair value vests over a 24-month term.

(2)	Reflects the grant date fair value computed in accordance with FASB ASC Topic 718.

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Outstanding equity awards as of December 31, 2016

There were 8,200,000 outstanding equity awards granted to the named executive officers at December 31, 2016.

Employment Agreements

On October 7, 2015, the Company entered into an amended and restated employment agreement with Mr. Ladd, effective October 1, 2015. The agreement amends and restates in its entirety the employment agreement entered into between the Company and Mr. Ladd on November 19, 2012 as amended January 28, 2014. The term of the agreement shall expire on November 30, 2016, subject to automatic renewals of one year. Upon execution of the agreement, Mr. Ladd was granted 200,000 shares of restricted common stock. The agreement provides for a base salary of $199,500 per year. Pursuant to the employment agreement, Mr. Ladd is eligible for a cash and/or equity bonus as determined by the Compensation Committee. Pursuant to the agreement, in the event that Mr. Ladd dies or is permanently disabled or he is terminated without good cause or he resigns for Good Reason. Mr. Ladd is entitled to (i) a severance payment equal to the higher of his base salary for the remaining term of this agreement or twelve times the average monthly Base Salary paid or accrued during the three full calendar months immediately preceding such determination; (ii) expense compensation in an amount equal to twelve times the sum of the average Base Salary during the full calendar months preceding such termination; (iii) immediate vesting of all stock options; (iv) vacation pay for any vacations days earned but not taken; (v) medical insurance for 12 months; and (vi) the cost of office space, not to exceed $3,000 per month. Good Reason includes a change of control. If payments are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay Mr. Ladd an additional amount so that the net amount retained by Mr. Ladd shall be equal to what his Total Payments would have been without the Excise Tax and any state and local income taxes. If the Company terminates Mr. Ladd for Cause or Mr. Ladd resigns without Good Reason, he shall only be entitled to any compensation earned but not paid at such time. Mr. Ladd’s employment agreement was filed as an exhibit to the Current Report on Form 8–K we filed with the SEC on October 9, 2015; all defined terms not otherwise defined herein are defined in such employment agreement.

On July 7, 2016, the Company entered into a two-year employment agreement with Robert B. Ladd, to act as its President and Chief Operating Officer subject to certain conditions. Pursuant to the new Employment Agreement, Mr. Ladd received a salary of $240,000 per year and is eligible for a cash and/or equity bonus as determined by the Nomination and Compensation Committee. Further, Mr. Ladd is entitled to receive up to 2,000,000 shares of the Company’s common stock, one third of which shall vest 12 months from the execution of the agreement, another one third in 18 months, and the remaining one third in 24 months from the execution of the agreement. Lastly, the agreement provides Mr. Ladd with certain rights in the event of his death, permanent incapacity, voluntary termination or discharge for good reason. A copy of Mr. Ladd’s employment agreement entered on July 7, 2016 was filed as an Annex to the Definitive Proxy Statement on Form 14A with the SEC on August 15, 2016; all defined terms not otherwise defined herein are defined in such employment agreement.

On August 16, 2017, the Company amended Mr. Ladd’s employment agreement, the amendment of which extended Mr. Ladd’s Employment Term for an additional year, through July 7, 2019 and reappointed Mr. Ladd the Company’s Chief Executive Officer.

Securities authorized for issuance under equity compensation plans

6,000,000 option grants were issued during the year ended December 31, 2016. The table below provides information on our equity compensation plans as of December 31, 2016:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted– average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,000,000	$0.85	$9,394,808	(1)
Equity compensation plans not approved by security holders	–	–	–
Total	6,000,000	$0.85	$9,394,808	(1)

(1)	On September 8, 2016, the Company’s stockholders approved the Company’s 2016 Stock Incentive Plan (the “2016 Stock Incentive Plan”) pursuant to which the Company may issue a maximum aggregate number of eighteen million (18,000,000) shares to Eligible Persons as set forth in the 2016 Stock Incentive Plan. On May 30, 2012, the Company’s stockholders approved the Company’s 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”) and on December 31, 2015, the Company’s stockholders approved an amendment to the 2012 Stock Incentive Plan pursuant to which the Company may issue a maximum aggregate number of three million (3,000,000) shares to Eligible Persons as set forth in the 2012 Stock Incentive Plan. As of December 31, 2016, the Company issued an aggregate of 1,219,192 restricted shares under the Company’s 2012 Stock Incentive Plan, as amended.

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Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management

The following tables set forth certain information regarding beneficial ownership of the Common stock as of the Record Date, of:

●	Each person serving as a director, a nominee for director, or executive officer of the Company;

●	All executive officers and directors of the Company as a group; and

●	All persons who, to our knowledge, beneficially own more than five percent of the common stock or Series A Preferred stock.

“Beneficial ownership” here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after October 25, 2017. See the accompanying footnotes to the tables below for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed.

Percentage beneficially owned is based upon 48,524,481 shares of Common Stock issued and outstanding as of October 25, 2017.

Each share of Common Stock has one vote per share of Common Stock held.

Name of Beneficial Owner (1)	Numbers of shares of Common Stock beneficially owned	Percentage of Common Stock beneficially owned
Robert B. Ladd (2)	2,340,000	4.82%
H. Robert Holmes	788,819	1.63%
Michael Onghai	636,000	1.31%
Nolan Bushnell	450,000	*
Officers and directors as a group (4 persons):	4,214,819	8.69%

John McAfee (3)	6,000,000	12.36%
L2 Capital, LLC (4)	4,125,257	8.50%
Joseph DiRenzo Sr. (5)	5,265,930	9.99%

* Less than 1%

(1)	Unless otherwise noted, the addresses for the above persons are care of the Company at 512 S. Mangum Street, Suite 408, Durham, NC 27701.

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(2)	Includes 1,340,000 restricted stock, half of which shall vest on January 7, 2018 and the other half on July 7, 2018, subject to the terms of Mr. Ladd’s Employment Agreement, as amended. Mr. Ladd owns 1,000,000 shares of Common stock directly without restrictions.

(3)	Includes (i) options to purchase 1,000,000 shares of the Company’s Common Stock at a per share price of $0.25; (ii) options to purchase 2,000,000 shares of the Company’s Common Stock at a purchase price of $0.50 per share; and (iii) options to purchase 3,000,000 shares of the Company’s Common Stock at a purchase price of $1.00 per share

(4)	As reported on Schedule 13G filed by L2 Capital, LLC, of which Mr. Adam Long is the managing partner, the share ownership is a result of certain convertible promissory note which gives L2 Capital, LLC the rights to own shares of the Company’s common stock in an amount not to exceed 9.99% of the Company’s then outstanding common stock. L2 Capital, LLC has an office address at 8900 State Line Rd., Suite 410, Leawood, KS 66206.

(5)	As reported on Schedule 13D/A filed by Mr. DiRenzo with the SEC on October 16, 2017, Mr. DiRenzo is the beneficial owner of (i) 700,000 shares of the Company’s Common Stock and (ii) 4,565,930 shares of common stock issuable upon exercise of certain warrants and convertible note, excluding 891,212 shares of Common Stock issuable upon exercise of certain warrants and convertible note that contain an ownership limitation such that he may not convert any of such warrants or convertible note to the extent that conversion would result in his beneficial ownership being in excess of 9.99%. Mr. DiRenzo’s beneficial ownership is calculated based on the number of shares that would be outstanding as if Mr. DiRenzo exercised part of his warrants to purchase certain number of shares of the Company’s common stock as of October 12, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s securities. Based solely on a review of the reports furnished to us, or written representations from Reporting Persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2016, our officers, directors and greater than ten percent stockholders timely filed all reports and did not miss any filings as required to file under Section 16(a) except the forms and transactions listed below:

Insider Name	Earliest Transaction Date	Form Type	Filing Date	Transaction
Joshua Silverman	October 8, 2015	Form 5	February 16, 2016	Stock purchase
Robert Ladd	July 7, 2016	Form 4	November 18, 2016	Stock award
Michael Onghai	May 18, 2016	Form 4	May 31, 2016	Disposition and acquisition of stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Janice Dyson, wife of John McAfee, the Company’s then Executive Chairman of the Board of Directors and Chief Executive Officer, is the sole director of Future Tense Secure Systems, Inc. (“FTS”) and owned 33% of the currently outstanding shares of common stock of such company. As of December 31, 2016, FTS owned 46% of membership interest in Demonsaw, LLC, a Delaware limited liability company. On May 9, 2016, the Company entered into a consulting agreement with FTS, pursuant to which FTS would provide advice, consultation, information and services to the Company, including assistance with executive management, business and product development and potential acquisitions or related transactions. During the year ended December 31, 2016, the Company recorded consulting fees of approximately $902,000 to FTS for such services, of which approximately $882,000was paid as of December 31, 2016 and the remaining of approximately $20,000 was included in Accounts Payable in the consolidated balance sheet.

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On March 3, 2017, the Company and FTS entered into the Demonsaw LLC Membership Interest Purchase Agreement. Pursuant to the Purchase Agreement, FTS sold its 46% membership interest in Demonsaw, LLC for 2,000,000 unregistered shares of the Company’s common stock.

PROPOSAL NO. 2

THE APPOINTMENT OF RBSM LLP AS

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR

FISCAL YEAR 2017

The Board of Directors has appointed RBSM LLP (“RBSM”) as our independent registered certified public accounting firm for the fiscal year 2017 and has further directed that the selection of RBSM be submitted to a vote of stockholders at the annual meeting for ratification.

Representatives of RBSM are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Friedman LLP (“Friedman”) served as our independent auditors for the fiscal year ended December 31, 2015. On January 5, 2017, we dismissed Friedman, and RBSM became our independent auditor. The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2016 and 2015.

	Year ended December 31,
	2016 (in thousands)	2015 (in thousands)
Audit	$201	$193
Tax	-	74
	$201	$267

Audit fees consist of fees billed for services rendered for the audit of our financial statements and review of our financial statements included in our quarterly reports on Form 10–Q.

Tax fees consist of fees billed for professional services related to the preparation of our U.S. federal and state income tax returns and tax advice.

The Audit Committee pre–approved all audit–related fees. After considering the provision of services encompassed within the above disclosures about fees, the Audit Committee has determined that the provision of such services is compatible with maintaining Friedman’s and RBSM’s independence.

Pre–approval policy of services performed by independent registered public accounting firm

The Audit Committee’s policy is to pre–approve all audit and non–audit related services, tax services and other services. Pre–approval is generally provided for up to one year, and any pre–approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated the pre–approval authority to its chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre–approval and the fees for the services performed to date.

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Votes required

The stockholder vote is not binding on the Board or the Company respecting the ratification of the appointment of RBSM as our independent registered certified public accounting firm. The Board will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re–submitting the matter to stockholders. Further, even if the appointment of RBSM is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF RBSM AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2017.

PROPOSAL NO. 3

To authorize an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized common stock from 75,000,000 shares to 200,000,000 shares of common stock.

At the Meeting, the stockholders will be requested to vote and approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized Common Stock from 75,000,000 shares to 200,000,000 shares (the “Authorized Capital Increase”).

We intend to file a Certificate of Amendment (“Amendment”) to our Certificate of Incorporation with the Delaware Secretary of State effectuating the above action.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of the Company’s Common Stock available for issuance by the Company for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options, and other transactions under which the Company’s Board of Directors may determine is in the best interest of the Company and its stockholders to issue shares of Common Stock.

The Authorized Capital Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We are not increasing our authorized Common Stock to construct or enable any anti–takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third–party transaction providing an above–market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti–takeover device.

Effects of the Authorized Capital Increase

General

Pursuant to the Authorized Capital Increase, the authorized shares of Common Stock will be increased from 75,000,000 shares, par value $0.001 per share, to 200,000,000 shares, par value $0.001 per share.

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The rights and preferences of the shares of Common Stock prior and subsequent to the Authorized Capital Increase will remain the same. It is not anticipated that the Company’s financial condition, the management’s percentage ownership, the number of stockholders, or any aspect of the Company’s business will materially change as a result of the Authorized Capital Increase.

The Authorized Capital Increase will be affected simultaneously for all of the Company’s Common Stock, will affect all of our holders of common stock universally, and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power.

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Common Stock is currently registered under Section 12(b) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Authorized Capital Increase will not affect the registration of the Common Stock under the Exchange Act.

Effectiveness of the Authorized Capital Increase

If the Authorized Capital Increase is approved by the stockholders at the Meeting, it is anticipated that that the Authorized Capital Increase will be effective, and the Amendment to our Certificate of Incorporation will be filed with the Delaware Secretary of State as soon as practicable upon stockholder approval.

If this proposal is approved by our stockholders, the Board of Directors will have the authority, without further action on the part of the stockholders, to implement the Authorized Capital Increase by filing an amendment to the Certificate of Incorporation, in the form attached hereto as Annex A (the “Amendment”), with the Delaware Secretary of State; provided that the text set forth in Annex A is subject to changes as may be required by the Delaware Secretary of State.

Votes required

The approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized Common stock requires the affirmative vote of a majority of the outstanding stock entitled to vote at a duly called meeting.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INCREASE IN AUTHORIZED CAPITAL STOCK, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4

To authorize the Company’s Board of Directors to IMPLEMENT A reverse stock split AT A RATIO WITHIN a range of 1–for–2 to 1–for–7 AT ANY TIME after this annual meeting but PRIOR TO THE NEXT ANNUAL MEETING of stockholders.

The Board of Directors is seeking stockholder approval of an amendment to our Certificate of Incorporation to implement a reverse stock split of the Company’s capital stock, at a ratio within the range of 1-for-2 to 1-for-7 (the “Reverse Stock Split”) at any time following the Annual Meeting and prior to the 2018 Annual Meeting.

If this proposal is approved by our stockholders, the Board of Directors will have the authority, without further action on the part of the stockholders, to implement the Reverse Stock Split at any ratio within the range set forth above by filing an amendment to the Certificate of Incorporation, in the form attached hereto as Annex A (the “Amendment”), with the Delaware Secretary of State; provided that the text set forth in Annex A is subject to changes as may be required by the Delaware Secretary of State or as the Board deems reasonably necessary and advisable to implement the Reverse Stock Split.

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Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of the Common Stock outstanding immediately after the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The Reverse Stock Split would not change the number of authorized shares of Common Stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split. In the event that the Reverse Stock Split results in a stockholder holding a fractional share of our Common Stock, such fractional share will be rounded up to the next whole number.

Reasons for the Reverse Stock Split

We believe that the Reverse Stock Split could further enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower–priced securities and that brokerage firms may be reluctant to recommend lower–priced stock to their clients, which may be due in part to a perception that lower–priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third–party analysis of the company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of our Common Stock achieved by the contemplated reverse stock split (“Reverse Stock Split”), together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists. The Board of Directors recommends Reverse Stock Split at a ratio with a range of 1-for-2 to 1-for-7 to be implemented at any time after this Annual Meeting but before the 2018 Annual Meeting of stockholders.

In addition to increasing our common stock price to a level more appealing for investors, we believe that the Reverse Stock Split would decrease stock price volatility. We anticipate that the intended increase in our common stock price could decrease price volatility, as currently small changes in the price of our Common Stock result in relatively large percentage changes in the stock price.

Also the Company intends to apply for listing or quoting its Common Stock on either the Nasdaq stock exchange (“NASDAQ”) or OTCQX tier (“OTCQX”) although we cannot assure that we will apply for such listing or quotation of our Common Stock or the success thereof. Both markets have certain initial listing standards under which it gives consideration to market capitalization, stockholders’ equity and per share bidding price. We believe that being listed or quoted on either NASDAQ or OTCQX will improve and maintain liquidity of the Common Stock and provide the Company with higher recognition and visibility. The Reverse Stock Split at a ratio within the proposed range of one-for-two to one-for-seven will increase our ability to meet the initial listing standards of NASDAQ and OTCQX.

However, we cannot assure you that all or any of the anticipated beneficial effects on the trading market for the Company’s Common Stock will occur. Our board of directors cannot predict with certainty what effect the Reverse Stock Split will have on the market price of the Common Stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares.

Determination of Ratio and Abandonment by the Board

If Proposal No. 4 is approved by the Company’s stockholders at the Annual Meeting, the Reverse Stock Split will be affected, if at all, only upon a subsequent determination by the Board that the ratio determined is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including those described in the following paragraph. Notwithstanding approval of Proposal No. 4 by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Delaware Secretary of State not to affect any of the Reverse Stock Split.

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The ratio of the Reverse Stock Split, if approved and implemented, will be not less than 1-for-2 and no more than 1-for-7, as determined by the Board in its sole discretion. In determining the Reverse Stock Split ratio, the Board will consider a number of factors, including:

●	the historical and projected performance of our common stock;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the selected Reverse Stock Split ratio on trading liquidity in the common stock;

●	our capitalization (including the number of shares of our Common Stock issued and outstanding);

●	the prevailing trading price for the Common Stock and the volume levels thereof; and

●	potential devaluation of our market capitalization as a result of the Reverse Stock Split.

The purpose of asking for authorization to implement the Reverse Stock Split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then–current market conditions and changes in the price of the Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Authorized Shares of Common Stock and “Anti–Takeover” Effect

Our Certificate of Incorporation presently authorizes 75,000,000 shares of Common Stock. The Reverse Stock Split would not change the number of authorized shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for various corporate purposes, such as issuances of Common Stock in connection with capital–raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities, such as convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the OTCQB Standards. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted.

The increase in the number of shares of authorized but unissued and unreserved Common Stock will have an ‘anti–takeover effect’ by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or Bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third–party takeover bid that provides an above–market premium that is favored by a majority of the independent stockholders. Any such anti–takeover effect of a reverse stock split would be an addition to existing anti–takeover provisions of the Certificate of Incorporation and Bylaws.

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Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the implementation of the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split. On October 25, 2017, we had 48,524,481 shares of Common Stock issued and outstanding and 26,475,519 shares of Common Stock that were authorized but unissued. On October 25, 2017, we had reserved 13 million shares for future issuance, issuable upon exercise of outstanding warrants and convertible notes. In addition, on October 25, 2017, we reserved an aggregate of 10,212,808 shares for future issuance under our 2016 stock incentive plan. All of these share numbers will be adjusted in accordance with the ratio of the Reverse Stock Split. With respect to outstanding options and warrants, the respective exercise prices of the options and warrants would increase by a factor equal to the inverse of the Reverse Stock Split ratio. For example, if a 1-for-2 ratio is selected by the Board of Directors, then the exercise price of our outstanding options and warrants would increase by a factor of 2.

After the Reverse Stock Split is implemented, each stockholder will own a reduced number of shares of the Common Stock based on the exchange ratio selected by the Board. For example, if the Board decides to implement a 1 for 2 Reverse Stock Split, then every two shares of the Common Stock that a stockholder owns will be combined and converted into a single share of the Common Stock. We estimate that following the implementation of the Reverse Stock Split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of the Reverse Stock Split alone would not change any stockholder’s proportionate ownership interest in the Company. The implementation of the Reverse Stock Split may, however, increase the number of stockholders of the Company who own “odd lots” of less than 100 shares of the Common Stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

The Reverse Stock Split will not affect the par value of the Common Stock.

Although the Board expects that the reduction in outstanding shares of Common Stock will result in an increase in the per share price of the Company’s Common Stock, there is no assurance that such a result will occur. Similarly, there is no assurance that if the per share price of the Company’s Common Stock increases as a result of the Reverse Stock Split, such increase in the per share price will be permanent, which will be dependent on several factors.

●	Should the per–share price of the Common Stock decline after implementation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split.

●	The anticipated resulting increase in per share price of the Company’s Common Stock due to the Reverse Stock Split is expected to encourage interest in the Company’s Common Stock and possibly promote greater liquidity for our stockholders. However, such liquidity could also be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

●	The Reverse Stock Split could be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is often the case that the reverse–split adjusted stock price and market capitalization of companies that affect a Reverse Stock Split decline.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Stock Split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding Common Stock as a result of the Reverse Stock Split will occur automatically on the date that the amendment to our Certificate of Incorporation is filed with the Delaware Secretary of State (the “Effective Date”), without any action on the part of our stockholders and without regard to the date that stock certificates representing the outstanding shares of the Common Stock prior to the Effective Date are physically surrendered for new stock certificates.

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As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for the Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of the Common Stock such stockholder is entitled to receive as a result of the Reverse Stock Split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing the Common Stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of the Common Stock that he or she holds as a result of the Reverse Stock Split. New certificates will not be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record. We intend to treat stockholders holding Common Stock in street name in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any stockholder whose certificate has been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Accounting consequences

The par value of the Common Stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the Reverse Stock Split. Correspondingly, our additional paid–in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of Common Stock outstanding.

No appraisal rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

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No Going Private transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e–3 of the Securities Exchange Act of 1934, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

Book–entry shares

If the Reverse Stock Split is affected, stockholders who hold uncertificated shares (i.e. shares held in book entry form and not represented by a physical certificate), whether as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and for beneficial owners by their brokers or banks that hold the shares in street name for their benefits, as the case may be) to give effect to the Reverse Stock Split.

Certain material U.S. Federal Income Tax consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of the Common Stock. It addresses only U.S. stockholders who hold the pre–Reverse Stock Split Common Stock and post–Reverse Stock Split Common Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not purport to be a complete discussion of all possible federal income tax consequences of the Reverse Stock Split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders, subject to special treatment under the federal income tax laws, including but not limited to:

●	banks, financial institutions, thrifts, mutual funds or trusts;

●	tax–exempt organizations;

●	insurance companies;

●	dealers in securities or foreign currency;

●	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;

●	foreign or United States expatriate stockholders;

●	stockholders who are not “United States persons,” as defined in Section 7701 of the Internal Revenue Code;

●	controlled foreign corporations;

●	stockholders with a functional currency other than the U.S. dollar;

●	stockholders who hold the pre–Reverse Stock Split Common Stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;

●	common trusts;

●	traders, brokers, or dealers in securities who elect to apply a mark–to–market method of accounting;

●	partnerships or other pass–through entities or investors in such entities;

●	stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	stockholders who acquired their pre–Reverse Stock Split Common Stock pursuant to the exercise of employee stock options, through a tax–qualified retirement plan, or otherwise as compensation; or

●	holders of warrants or stock options.

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In addition, this discussion does not address any tax considerations under state, local, gift, or foreign tax laws.

This summary is based upon the Internal Revenue Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the Reverse Stock Split to vary substantially from the consequences described herein. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of the Common Stock in order for the Reverse Stock Split to qualify as a recapitalization. The tax consequences discussed below assume that the Reverse Stock Split is treated as a recapitalization and that the Common Stock is held by each stockholder as a capital asset:

●	A stockholder generally will not recognize gain or loss as a result of the Reverse Stock Split.

●	A stockholder’s aggregate tax basis of the post–Reverse Stock Split Common Stock received in the Reverse Stock Split will generally be equal to the aggregate tax basis of the pre–Reverse Stock Split Common Stock exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests).

●	A stockholder’s holding period for the Common Stock held post–Reverse Stock Split will include the holding period of the pre–Reverse Stock Split Common Stock exchanged.

●	No gain or loss for federal income tax purposes will be recognized by the Company as a result of the Reverse Stock Split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the Reverse Stock Split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the Reverse Stock Split.

Votes required

The proposal to authorize the Company’s Board of Directors to implement the Reverse Stock Split at a ratio with a range of 1–for–2 to 1–for–7 at any time after the Annual Meeting but before the 2018 Annual Meeting of stockholders requires the affirmative vote of a majority of the outstanding shares entitled to vote at a duly called meeting.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REDUCTION OF THE RATION FOR THE STOCK SPLIT, AND TO EXTEND THE IMPLEMENTATION OF THE PREVIOUSLY APPROVED STOCK SPLIT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

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PROPOSAL 5

NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS (“SAY ON PAY”)

Background of the Proposal

The Dodd-Frank Act requires all smaller reporting companies, beginning with their stockholder meetings on or after January 21, 2013, to hold a separate non-binding advisory stockholder vote to approve the compensation of executive officers as described in the Executive Compensation, the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.

Say on Pay Proposal

As discussed in the Executive Compensation section of this proxy statement, our executive compensation program is primarily structured to (i) attract, motivate, and retain talented executives with the skill sets and expertise we need to meet our business objectives; (ii) be competitive in the marketplace; (iii) tie annual and long-term cash and equity incentives to the achievement of specified performance objectives that will result in increased stockholder value; and (iv) be cost-effective. The three primary elements of compensation used to support the above goals are base salary, discretionary annual bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals and success of the Company. The Board believes that our compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We urge you to read the Executive Compensation section of this proxy statement for details on the Company’s executive compensation programs.

The Say on Pay proposal is set forth in the following resolution:

“RESOLVED, that the compensation paid to MGT Capital Investments, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K is hereby approved and ratified.”

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SAY ON PAY PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 6

NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE

ON SAY ON PAY IN FUTURE YEARS (“SAY ON FREQUENCY”)

Background of the Proposal

The Dodd-Frank Act also requires all smaller reporting companies, beginning with their stockholder meetings on or after January 21, 2013, to hold a separate non-binding advisory stockholder vote with respect to the frequency of the vote on the Say on Pay proposal no less than every six years. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as “Say On Frequency”). Stockholders may also abstain from making a choice. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at this Annual Meeting.

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Say on Frequency Proposal

This is the first year that the Company seeks an advisory vote on how often the stockholders should vote on executive compensation. The Board believes that an advisory vote on the compensation of the Company’s named executive officers should be conducted every three years so that stockholders may timely express their views on the Company’s executive compensation program. The Board believes that holding this advisory vote every three years will provide the Company with timely and appropriate feedback on compensation decisions for its named executive officers. While this vote is not binding on the Company, our Board or our Compensation Committee believe that it is important for our stockholders to have an opportunity to vote on this proposal as a means to express their views on our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.

Although the Board recommends that the Say on Pay proposal be voted on every three years, our stockholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board, the Compensation Committee, or the Company, and the Board may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the Compensation Committee will take into account the outcome this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR THE SELECTION OF “THREE YEARS” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON SAY ON PAY.

STOCKHOLDER PROPOSALS FOR THE 2017 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2018 must be received by us no later than September 20, 2018. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Any such proposal must comply with Rule 14a–8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a–8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

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OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNEX A

Certificate of Amendment

of

Restated Certificate of Incorporation

of MGT Capital Investments, Inc.

MGT Capital Investments, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST : That the Board of Directors of MGT Capital Investments, Inc. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effect a reverse stock split and increase of authorized capital, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article Fourth is hereby restated as following:

The Board of Directors of the Corporation has the authority to establish more than one class or series of shares and to set the relative rights and preferences of any such different class or series. The total authorized number of shares of the Corporation is 210,000,000 shares, divided into 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), as more fully described below:

(a)	Common Stock. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Restated Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

(b)	Preferred Stock. The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

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(1)	The number of shares constituting that class or series and the distinctive designation of that class or series;

(2)	The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3)	Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events at the Board of Directors shall determine;

(5)	Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6)	The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7)	Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

(c)	Increase in Authorized Preferred Stock. Except as otherwise provided by law or in a resolution or resolutions establishing any particular class or series of Preferred Stock, the aggregate number of authorized shares of Preferred Stock may be increased by an amendment to these Restated Certificate of Incorporation approved solely by the holders of Common Stock and of any class or series of Preferred Stock which is entitled pursuant to its voting rights designated by the Board of Directors to vote thereon, if at all, voting together as a class.

(d)	Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically combined and converted into that fraction of a share of Common Stock of the Corporation as has been determined by the board of directors in its sole discretion, at a ratio within the range of 1-for-2 to 1-for-7 and publicly announced by the Corporation at least three days prior to effectiveness of this Certificate of Amendment (the “Stock Split”). Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Stock Split. Fractional shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter and without the necessity for presenting the same represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

SECOND: That, pursuant to a resolution of its Board of Directors, an annual meeting of the stockholders of MGT Capital Investments, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a stock split and the Board of Directors subsequently approved a ratio of ____.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed on this __ day of ________________, 2017.

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert Ladd
Name:	Robert Ladd
Title:	President and Chief Executive Officer

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